Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

June 17, 2022

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Scholar Rock Holding Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Placement Agency Agreement (this “Agreement”) and the Securities Purchase Agreement (defined below), to issue and sell to the purchasers identified on the signature pages to the Securities Purchase Agreement (defined below) (the “Investors”) (i) up to an aggregate of 16,326,530 shares (the “Shares”) of the Company’s common stock, par value 0.001 per share (the “Common Stock”), (ii) prepaid warrants to purchase up to an additional 25,510,205 shares of Common Stock (the “Prepaid Warrants”) and (iii) warrants to purchase up to an additional 10,459,183 shares of Common Stock (the “Common Warrants” and, together with the Prepaid Warrants, the “Warrants”), in an offering under its registration statement on Form S-3, as amended (Registration No. 333- 254057). The Shares and Warrants will be issued separately.

The Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are referred to herein, collectively, as the “Securities.” The Securities are more fully described in the Base Prospectus, the Disclosure Package and the Prospectus. The Company desires to engage J.P. Morgan Securities LLC and Piper Sandler & Co. as the placement agents in connection with such issuance and sale of the Securities.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Any reference herein to “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional securities of the Company under Rule 462(b) under the Securities Act. Certain terms used herein are defined in Section 18 hereof.

The Company hereby confirms its agreement with you as follows:

Section 1.              Agreement to Act as Placement Agents.

(a)            On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, J.P. Morgan Securities LLC and Piper Sandler & Co shall be the Company’s exclusive placement agents (in such capacity, the “Placement Agents”), acting on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the Investors in a proposed offering pursuant to the Registration Statement, with the terms of the offering to be subject to market conditions and negotiations among the Company, the Placement Agents and the prospective Investors (such offering shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Securities are sold to the Investors in the Offering, on the Closing Date (as defined in Section 1(c) hereof) of the Offering, the Company shall pay to the Placement Agents an amount in the aggregate equal to 4.5% of the gross proceeds received by the Company from the sale of the Shares and Prepaid Warrants (the “Placement Fee”). J.P. Morgan Securities LLC shall receive 85% of the Placement Fee and Piper Sandler & Co. shall receive 15% of the Placement Fee. The Placement Agents will not receive any fees in connection with the sale or exercise of the Common Warrants. The sale of the Securities shall be made pursuant to the securities purchase agreement in the form included as Exhibit A hereto (the “Securities Purchase Agreement”) on the terms described on Exhibit B hereto. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. The Company further understands and agrees that each Placement Agent shall provide its services hereunder independently from any other Placement Agent and that no Placement Agent will rely upon any services or work performed by any other Placement Agent. Accordingly, the Company further agrees that no Placement Agent shall have any liability to the Company or its securityholders for any actions or omissions of the other Placement Agent.

(b)          This Agreement shall not give rise to any commitment by the Placement Agents to purchase any of the Securities, and the Placement Agents shall have no authority to bind the Company to accept offers to purchase the Securities. The Placement Agents shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agents, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options to purchase Common Stock or vesting of restricted stock units (“RSUs”) that are outstanding under existing equity incentive plans at the date hereof) otherwise than through the Placement Agents in accordance herewith. The Company acknowledges and agrees that the Placement Agents shall have no liability (in tort, contract or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (each a “Loss” and, collectively, the “Losses”) arising from its own acts or omissions in performing its obligations as Placement Agents in connection with the Offering, except for any such Losses that are finally judicially determined to have resulted primarily from its willful misconduct, bad faith, gross negligence or willful misconduct in performing its services hereunder.

(c)           Payment of the purchase price for, and delivery of, the Securities shall be made at a closing (the “Closing”) at the offices of Cooley LLP, counsel for the Placement Agents, located at 55 Hudson Yards, New York, NY 10001at 10:00 A.M. New York City time on June 22, 2022, or at such time on such other date as may be agreed upon in writing by the Placement Agents and the Company (such date of payment and delivery being herein called the “Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares and Warrants which the Company has agreed to sell pursuant to this Agreement and the Securities Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants shall have been delivered to the Investors against payment therefor by the Investors. If the Company shall default in its obligations to deliver the Shares and Warrants to the Investors whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage incurred by the Placement Agents arising from or as a result of such default by the Company.

(d)          On the Closing and on each closing date of the purchase and sale of Warrant Shares, (i) the Company shall deliver, or cause to be delivered, the Securities to the Investors or their designee, and the Investors shall deliver, or cause to be delivered, the purchase price for the Securities to the Company pursuant to the terms of the Securities Purchase Agreement, “delivery versus payment” and (ii) the Company will wire the amounts owed to the Placement Agents as provided in this Agreement. Delivery of the Shares and Warrant Shares shall be made “delivery versus payment” through the facilities of The Depository Trust Company (“DTC”) unless the Placement Agents shall otherwise instruct. The Warrants shall be delivered to the Investors in definitive form, registered in such names and in such denominations as the Investors shall request in writing not later than the Closing Date. The Warrants will be made available for inspection by the Placement Agents on the business day prior to the Closing.

(e)           The Securities shall be registered in such names and in such denominations as the Investors, unless otherwise instructed by the Placement Agents, shall request by written notice to the Company.

Section 2.             Representations, Warranties and Agreements of the Company.

The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of the closing date, as follows:

(a)           Disclosure Package. The Disclosure Package as of the Execution Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use in such Disclosure Package, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 6(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(b)           Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Placement Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, each electronic road show and any other written communications approved in writing in advance by the Placement Agents. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Disclosure Package, and did not, and as of the Closing, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 6(b) hereof.

(c)           Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied with each request (if any) from the Commission for additional information. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 6(b) hereof.

(d)           Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and such documents did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           Testing-the-Waters. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. s

(f)            Due Authorization of Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(g)           Due Authorization of Securities Purchase Agreement. The Securities Purchase Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver the Securities Purchase Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Securities Purchase Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken. The Securities Purchase Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(h)           Due Authorization of Securities. (i) The Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Investors pursuant to the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable and conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; (ii) The Warrants have been duly and validly authorized and, when executed and delivered by the Company in accordance with the Securities Purchase Agreement, will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and will conform to the description thereof contained in the Registration Statement, the Disclosure Package and Prospectus; (iii) The Warrant Shares have been duly authorized and reserved for issuance and, when issued and delivered to and paid for by the Investor upon valid exercise of the Warrants and subject to the terms and conditions set forth in the applicable Securities Purchase Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to preemptive or similar rights. The Warrant Shares, when so issued, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, management, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k)           Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(l)            Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except in the case of unaudited financial statements, which are subject to normal and recurring year-end adjustments and do not contain all footnotes as permitted by the applicable rules of the Commission. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus. The financial data set forth in each of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization” fairly presents, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus.

(m)          Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)           Disclosure Controls and Procedures. Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o)           Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (defined below).

(p)           Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Company’s subsidiaries is duly qualified to transact business and is in good standing (where such concept is recognized) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(q)           Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Disclosure Package and the Prospectus). The Shares, when issued pursuant to the terms of this Agreement, and the Warrant Shares, when issued and delivered upon exercise as provided under the Warrants, will conform, in all material respects, to the description thereof contained in the Registration Statement, Disclosure Package and Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements (each, a “Company Stock Plan”), and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(r)            Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Global Select Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq.

(s)           Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, management, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the Warrants, consummation of the transactions contemplated hereby, by the Warrants, and by the Registration Statement, the Disclosure Package and the Prospectus and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the Warrants and consummation of the transactions contemplated hereby and by the Registration Statement, the Disclosure Package and the Prospectus, except such as have been obtained or made or will be made by the Company under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the distribution of the Securities by the Placement Agents. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)            Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)           No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which if determined adversely to the Company or any of its subsidiaries would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent. To the knowledge of the Company, no material labor dispute with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists, or is threatened or imminent.

(v)           Intellectual Property Rights. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (with respect to the commercialization of the product candidates described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to own or license such rights would not, individually or in the aggregate, have a Material Adverse Effect) (collectively, “Intellectual Property”). There are no third parties who have rights to any Intellectual Property, except for: (i) the exclusive license granted to Janssen Biotech. Inc., a subsidiary of Johnson & Johnson (pursuant to Option and License Agreement dated December 17, 2013, as amended); (ii) certain rights retained by Children’s Medical Center Corporation (CMCC), including rights to practice and use the co-owned patent rights for research, educational, clinical and charitable purposes; (iii) the exclusive option to exclusively license certain Intellectual Property pursuant to the Master Collaboration Agreement with Gilead Sciences, Inc. dated December 19, 2018; (iv) Adimab, LLC pursuant to the Amended and Restated Collaboration Agreement, dated March 12, 2019; and (v) any customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Disclosure Package and the Prospectus as licensed to the Company or one or more of its subsidiaries; and there is no infringement by third parties of any Intellectual Property . There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. The product candidates described in the Registration Statement, the Disclosure Package and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or pending patent applications owned by, or exclusively licensed to, the Company or any subsidiary.

(w)          All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Disclosure Package or the Prospectus (“Permits”), except where the failure to possess the same or so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with the Permits, except for such violations, defaults or proceedings if resolved unfavorably, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(x)            Title to Properties. Except as disclosed in the Disclosure Package, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Registration Statement, the Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(y)           Tax Law Compliance. Except in any case in which failure to pay or file (as applicable) would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect, the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(z)            Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are reasonably deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa)         Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb)         No Rated Debt or Preferred Securities. There are no debt or preferred securities issued, or guaranteed, by the Company or its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(cc)         ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA), for which notice has not been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd)        Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)         No Price Stabilization or Manipulation. Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, without giving effect to activities by the Placement Agents, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ff)          Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

(gg)        FINRA Matters. All of the information provided to the Placement Agents or to counsel for the Placement Agents by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(hh)        Parties to Lock-Up Agreements. The Company has furnished to the Placement Agents a letter agreement in the form attached hereto as Exhibit C (the “Lock-up Agreement”) from each executive officer and director of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the 60-day restricted period referred to in Section 4(h) hereof, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Placement Agents a Lock-up Agreement.

(ii)           Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj)           No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(kk)         Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s controlled affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)           Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm)       OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, controlled affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (“Sanctions”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as placement agent, underwriter, advisor, investor or otherwise) of applicable Sanctions.

(nn)         Brokers. Except pursuant to this Agreement, there is no agent, broker, finder or other party that is entitled to receive from the Company any placement, brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(oo)        Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(pp)        Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(qq)         Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, if any, and other studies (collectively, “studies”) conducted by or on behalf of or sponsored by the Company that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(rr)          Compliance with Health Care Laws. Except as described in the Registration Statement, the Disclosure Package or the Prospectus, and except as would not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect: (i) the Company’s and each of its subsidiaries’ business practices have been structured in a manner designed to comply with state, federal and foreign laws applicable to the Company and its subsidiaries respective businesses, and the Company and its subsidiaries are in compliance with such laws including, without limitation, applicable provisions of: (A) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 201 et seq.), and the regulations promulgated thereunder; (B) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the U.S. civil False Claims Act (31 U.S.C. §3729 et seq.), the federal criminal false claims law (42 U.S.C. § 1320a-7b(a)), the federal civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. §1395nn), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), 18 U.S.C. §§286, 287, 1347, and 1349 and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §1320d et seq.), the exclusion law (42 U.S.C. §1320a-7), Medicare, Title XVIII of the Social Security Act, and Medicaid, Title XIX of the Social Security Act, and the regulations promulgated pursuant to such statutes; and (C) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers (collectively, “Health care Laws”); (ii) the Company and its subsidiaries have not engaged in activities which are cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program; (iii) neither the Company nor its subsidiaries have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Health Care Laws nor, to the knowledge of the Company, is any, such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iv) neither the Company nor any subsidiary has received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke applicable Permits or has any knowledge that any such court or arbitrator or governmental or regulatory authority is considering such action; (v) the Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); (vi) neither the Company nor its subsidiaries are a party to any corporate integrity agreements, monitoring agreements, consent decrees, plans of correction, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority; and (vii) neither the Company, its subsidiaries nor any of their respective officers, directors, employees, or agents have been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(ss)         Compliance with Data Privacy Laws. To the best of the Company’s knowledge, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take commercially reasonable steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (as defined below) (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by the Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any Privacy Laws in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement from or with a governmental or regulatory authority or agency that imposes any obligation or liability under any Privacy Law.

(tt)           Cybersecurity. To the best of the Company’s knowledge, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(uu)         No Rights to Purchase Preferred Stock. The issuance and sale of the Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(vv)         No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described the Registration Statement, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(ww)       Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(xx)          Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of Securities will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(yy)         Descriptions of the Placement Agency Agreement. This Agreement conforms in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus.

(zz)          Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)       Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not or will not be (as applicable) an “ineligible issuer,” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.

Section 3.              Covenants.

The Company covenants and agrees with the Placement Agents as follows:

(a)            Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Placement Agents in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Placement Agents may reasonably request.

(b)           Delivery of Copies. The Company will deliver, without charge, (i) to the Placement Agents, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Placement Agents (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Placement Agents may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Placement Agents a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act or a similar rule) in connection with sales of the Securities by the Placement Agents.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, the Company will furnish to the Placement Agents and counsel for the Placement Agents a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Placement Agents reasonably objects.

(d)           Notice to the Placement Agents. The Company will advise the Placement Agents promptly, and confirm such advice in writing, (i) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus Supplement or the Prospectus if such post-effective amendment is filed prior to the Closing Date; (ii) of the time and date when any post-effective amendment to the Registration Statement becomes effective if such post-effective amendment is filed prior to the Closing Date; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus Supplement or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus Supplement, any of the Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Placement Agents thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Placement Agents and to such dealers as the Placement Agents may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will immediately notify the Placement Agents thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Placement Agents and to such dealers as the Placement Agents may designate such amendments or supplements to the Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with law.

(f)            Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement. The Company will make generally available to its security holders and the Placement Agents as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(i)            No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)            Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares and Warrant Shares on the Nasdaq.

(k)           Reports. So long as the Securities are outstanding, the Company will furnish to the Placement Agents, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agents to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)           Emerging Growth Company. The Company will promptly notify the Placement Agents if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

Section 4.              Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all costs and expenses incident to the Company’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any issuer free writing prospectus and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agents and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, shipping of the certificates representing the Securities, (iii) the fees and expenses of any transfer agent or registrar for the Securities, (iv) fees, disbursements and other charges of counsel to the Company , (v) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the Nasdaq, (vi) fees and disbursements of the Company’s auditor incurred in delivering the letters described in Section 5(i) hereof, and (viii) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith.

Section 5.              Conditions of Placement Agents’ Obligations.

The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)           No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement , the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents.

(b)           No Section 8A Proceedings. No stop order suspending the qualification of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing.

(c)           Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

(d)           Objection of Placement Agents. No prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agents shall have objected in writing, which objection shall not be unreasonable. The Placement Agents shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contains, in the reasonable opinion of counsel for the Placement Agents, an untrue statement of fact which, in their reasonable opinion, is material, or omits to state a fact which, in their reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           No Material Adverse Change.

(i)            Prior to the Closing, there shall not have occurred any material adverse change in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries taken as a whole from that set forth in the Prospectus that makes it, in the Placement Agents’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(ii)            There shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Placement Agents, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f)           Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Execution Time and the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(g)           Opinion and 10b-5 Statement of U.S. Counsel to the Company. The Placement Agents shall have received from Goodwin Procter LLP, counsel to the Company, such counsel’s written opinion and negative assurance letter, each addressed to the Placement Agents and dated the Closing Date in form and substance reasonably satisfactory to the Placement Agents.

(h)           Opinions of Intellectual Property Counsel for the Company. McCarter & English LLP, Finnegan, Henderson, Farabow, Garrett & Dunner, LLP and Carpmaels & Ransford (Specialties) LLP, intellectual property counsel for the Company, each addressed to the Placement Agents and dated the Closing Date in form and substance reasonably satisfactory to the Placement Agents.

(i)            Opinion and 10b-5 Statement of U.S. Counsel to the Placement Agents. The Placement Agents shall have received from Cooley LLP, counsel to the Placement Agents, such counsel’s written opinion and negative assurance letter, each addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(j)            Comfort Letter. The Placement Agents shall have received, from Ernst & Young LLP, letters dated, respectively, the date of the Securities Purchase Agreement and the Closing Date, and addressed to the Placement Agents in customary forms reasonably satisfactory to the Placement Agents, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement and the Prospectus.

(k)           Officers’ Certificate. The Placement Agents shall have received on the Closing Date a certificate of the Company, addressed to the Placement Agents and dated the Closing, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement and Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Execution Time and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iii)           since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

(iv)           to the effect set forth in paragraph (n).

(l)            Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby meeting all of the requirements of the Securities Act and the Exchange Act.

(m)          Exchange Listing. The Company shall have submitted a Listing of Additional Shares Notification Form to Nasdaq with respect to the Shares and Warrant Shares.

(n)           Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

The documents required to be delivered by this Section 5 shall be delivered through the electronic exchange of documents and signatures or as otherwise agreed between the parties to this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

Section 6.              Indemnification and Contribution.

(a)           Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless the Placement Agents, its affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Placement Agents and each person who controls the Placement Agents within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities or actions, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (i) relating to, arising out of or in connection with the services performed pursuant to this Agreement, the transaction contemplated hereby or the Placement Agents’ role in connection therewith; provided, however, that the Company will not be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) under this clause (i) that are finally judicially determined to have resulted from the willful misconduct, bad faith or gross negligence of the Placement Agents or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package, any Testing-the-Waters Communications, any electronic road show used in connection with the offering of the Securities or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action under clauses (i) or (ii); provided, however, that the Company will not be liable in any such case pursuant to clause (ii) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Placement Agents Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Indemnification of the Company. The Placement Agents agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities or actions that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use in and contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package, any Testing-the-Waters Communications, any electronic road show used in connection with the offering of the Securities or in any amendment thereof or supplement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the parties hereto hereby agree that such information provided by the Placement Agents consists solely of the name of the Placement Agents on the cover of the Prospectus (collectively, the “Placement Agents Information”).

(c)           Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that an indemnifying party shall not be liable for the fees and expenses of more than one such separate counsel (in addition to local counsel) in connection with any proceeding or related proceeding in the same jurisdiction. An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)           Contribution. In the event that the indemnity provided in paragraph (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agents severally agree to contribute to the aggregate Losses to which the Company and the Placement Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agents on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agents on the other in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Placement Agents shall be deemed to be equal to the Placement Fee, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined (i) in the case of any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact by reference to, among other things, whether such statement or omission relates to information provided by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Placement Agents and the parties’ relative intent, relative knowledge, access to information and opportunity to correct or prevent such action or omission. The Company and the Placement Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall a Placement Agent be required to contribute any amount in excess of the amount by which the Placement Fee received by such Placement Agent with respect to the offering of the Securities exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), in no event shall a Placement Agent be required to contribute any amount in excess of the amount by which the total Placement Fee received by such Placement Agent exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their Placement Fee and not joint. For purposes of this Section 6, each person who controls the Placement Agents within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Placement Agents shall have the same rights to contribution as the Placement Agents, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, their affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Placement Agents and each person who controls the Placement Agents within the meaning of either the Securities Act or the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Placement Agents agree promptly to notify each other of the commencement of any proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus.

Section 7.              Termination.

The Placement Agents’ services hereunder may be terminated with or without cause by the Placement Agents at any time and without liability or continuing obligation to the Placement Agents or the Company, except for any compensation earned by the Placement Agents to the date of termination and as otherwise provided in this Section 7. If (i) If this Agreement shall be terminated by the Placement Agents pursuant to Section 5 hereof or (ii) the sale of the Securities to the Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or the Securities Purchase Agreement, other than by reason of a default by the Placement Agents, the Company will, in addition to paying the amounts described in Section 4 hereof, and, if applicable, the preceding sentence, reimburse the Placement Agents for all of its reasonable, documented and actual out-of-pocket disbursements (including, but not limited to, the reasonable and documented fees and disbursements of its outside counsel).

Notwithstanding any termination of this Agreement, Sections 1(b), 4, 6, and 8 through 18 hereof shall at all times be effective and shall survive such termination.

Section 8.              Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)            if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Fax: (212) 622-8358

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Attention: Michael Bassett

Email: michael.Bassett@psc.com

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Divakar Gupta and Daniel Goldberg

Email: dgupta@cooley.com; dgoldberg@cooley.com

(b)	if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Scholar Rock Holding Corporation

301 Binney Street 3rd Floor

Cambridge, Massachusetts

02142

Attention: General Counsel, Junlin Ho

Email: jho@scholarrock.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue Boston

Massachusetts 02210

Attention: Kinglsey Taft and Laurie A. Burlingame

Email: ktaft@goodwinlaw.com; LBurlingame@goodwinlaw.com

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 9.              Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and assigns and the controlling persons, officers and directors and other parties referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.

Section 10.            Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 11.            No Fiduciary Relationship.

The Company acknowledges and agrees that the Placement Agents shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agents with respect to providing investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agents has not acted as a financial advisor, nor has advised or is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agents and has not been and shall not be performed on behalf of the Company or any other person. It is understood that the Placement Agents has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agents may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any breach or alleged breach of fiduciary duty.

Section 12.            Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 13.           Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14.            Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(b)           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 15.           Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agents required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agents to properly identify their respective clients.

Section 16.            Limitation on Damages.

No party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages incurred by the other party arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof; provided that nothing in this Section shall be deemed to relieve the Company of any obligation it may otherwise have under Section 6 to indemnify any person referred to in Section 6(a) for any such damages asserted by an unaffiliated third party.

Section 17.            Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Section 18.           Definitions.     The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus” shall mean the base prospectus referred contained in the Registration Statement at the Execution Time.

“business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, including documents incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iii) the information included on Exhibit B hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the final prospectus supplement to the Base Prospectus relating to the Securities that will be filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the Company’s registration statement on Form S-3 (Registration No. 333- 254057), as amended by Post-Effective Amendment No. 1 filed with the Commission on March 7, 2022 and Post-Effective Amendment No. 2 filed with the Commission on March 7, 2022, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SCHOLAR ROCK HOLDINGS CORPORATION

By:	/s/Edward Myles
Name: Edward Myles
Title: Chief Financial Officer and Chief Operating Officer

Accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/Keith Canton
Name: Keith Canton
Title: Managing Director

Piper Sandler & Co.

By:	/s/Michael Bassett
Name: Michael Bassett
Title: Managing Director

[Signature Page to Placement Agency Agreement]